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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)


                            -------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            ARKANSAS BEST CORPORATION
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                      71-0673405
-----------------------                     ----------------------------------
(STATE OF INCORPORATION                    (I.R.S. EMPLOYER IDENTIFICATION NO.)
   OR ORGANIZATION)

  3801 OLD GREENWOOD ROAD, FORT SMITH                     72903
---------------------------------------                 ---------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH EACH
    -------------------                     -----------------------------------
    TO BE SO REGISTERED                     CLASS IS TO BE REGISTERED
    -------------------                     -------------------------

    N/A                                     N/A

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                         RIGHTS TO PURCHASE COMMON STOCK
                         -------------------------------
                                (TITLE OF CLASS)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              On May 27, 1999, Arkansas Best Corporation, a Delaware corporation (the "Registrant") amended its Stockholders' Rights Agreement originally adopted in 1992 to, among other things, eliminate those provisions of the original Agreement (sometimes referred to as "deadhand" provisions) that relegated certain decisions regarding the operation of the Agreement to specifically defined continuing directors. As a result of the amendment, decisions to be made pursuant to the original Agreement by such continuing directors will now instead be made by a majority of the whole board of directors of the Registrant. A copy of the amendment is included as Exhibit 4.1 to this registration statement and incorporated by reference.

ITEM 2.  EXHIBITS.

                  4.1 Amendment to Rights Agreement dated as of May 27, 1999 between Arkansas Best Corporation and Harris Trust and Savings Bank, as Rights Agent.


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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 2, 1999

                                     ARKANSAS BEST CORPORATION


                                     By:   /s/ Richard F. Cooper
                                           -------------------------------------
                                           Richard F. Cooper
                                           Vice President and General Counsel


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                                 EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION
-----------                      -----------
  4.1                            Amendment To Rights Agreement